AGREEMENT

This AGREEMENT dated as of the 1st day of May, 1997 (the
"Effective Date"), is by and between MEDPLUS, INC., an Ohio
corporation with its principal offices located at 8805 Governor's
Hill Drive, Cincinnati, Ohio 45249 ("MedPlus") and JAY HILNBRAND, an individual residing at 617 Sonora Ct. Cincinnati, OH 45215
("Hilnbrand").

                       W I T N E S S E T H:

WHEREAS, on or before December 31, 1997, Universal Document Management Systems, Inc. ("UDMS"), a wholly-owned subsidiary of MedPlus, plans to acquire certain CAD software resellers ("CAD Resellers") and/or other companies whose business may complement that of UDMS which acquisition(s) may occur through mergers by and among UDMS and such CAD Resellers (the "Mergers"); and

WHEREAS, concurrent with and/or following the Mergers, UDMS plans to conduct an initial public offering of UDMS common stock (the
"IPO") or a private placement of UDMS common stock (the "Private
Placement") on or before December 31, 1997; and

WHEREAS, MedPlus, UDMS and Hilnbrand are parties to an Agreement of Merger and Plan of Reorganization dated December 14, 1995 (the
"Merger Agreement"); and

WHEREAS, pursuant to Section 4.7 of the Merger Agreement, MedPlus and UDMS jointly agreed not to sell or merge UDMS to or into an unaffiliated third party or sell its stock to an unaffiliated third party without the prior written consent of Hilnbrand, as more specifically described in paragraph 1 hereof (the "Consent"); and

WHEREAS, MedPlus and UDMS desire to obtain the Consent and Hilnbrand desires to grant the Consent subject to the terms hereof.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

1. Consent. In exchange for $1.00 plus other good and valuable consideration, Hilnbrand hereby irrevocably consents to the Mergers. In addition, in the event UDMS conducts the IPO or the Private Placement in conjunction with or following the Mergers, Hilnbrand, in his individual capacity, hereby irrevocably consents, subject to all of the terms and conditions set forth herein, to the IPO or Private Placement, as the case may be.

2. Compensation. As additional consideration for the Consent, in the event the IPO or Private Placement takes place, MedPlus shall be obligated (a) to pay to Hilnbrand $10,100 on the effective date of the IPO or on the date of the Private Placement, (b) to enter into a contract with UDMS pursuant to which MedPlus shall hire UDMS as the exclusive provider of design and application building work related to Step2000 for any such work requested of MedPlus by or on behalf of Quest Diagnostics ("Quest") and Bectin & Dickinson ("B&D") (including any affiliated entity of either Quest or B&D and any entity established by or joint venture between MedPlus and either or both of Quest and B&D, or any of their respective affiliates) on or before December 31, 2000 (the "Design Contract") and (c), in the event MedPlus enters into a license agreement with UDMS pursuant to which MedPlus is granted the right to resell or sublicense the Step2000 product, to agree to pay UDMS' then-current reseller rates for such license. The Design Contract shall contain terms and conditions reasonable and standard in the design and application building industry for license fees, maintenance fees and services and the cost for such fees and all services provided thereunder shall be at UDMS' then-current retail rates for such fees and services.

3.  Miscellaneous.

    (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

    (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Hilnbrand, and the successors and assigns of MedPlus.

    (c) No Waivers. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

   (d)Modification. This Agreement may not be changed, amended or modified except by a writing signed by both parties.

   (e) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by registered or certified mail, return receipt requested, postage prepaid, or via fax with written confirmation thereof, to the parties at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

   (f)Entire Agreement; Governing Law. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements or understandings between MedPlus, UDMS and/or Hilnbrand with respect to such subject matter. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within such state.

    (g)Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the state and federal courts located in Hamilton County, Ohio with respect to any suit, proceeding or action at law or in equity arising out of or relating to this Agreement.

    (h)Headings. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MedPlus, Inc.                       Agreed and Acknowledged:
                                    Universal Document Management
                                    Systems, Inc.

By: /s/ Philip S. Present II       By: /s/ Philip S. Present II
Its: Chief Operating Officer       Its:  Vice-Chairman


/s/ Jay Hilnbrand
Jay Hilnbrand, Individually